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                                                                    EXHIBIT 4.21

                     AMENDMENT NO. 7 TO AMENDED AND RESTATED
                        REDUCING REVOLVING LOAN AGREEMENT

         This Amendment No. 7 to Amended and Restated Reducing Revolving Loan Agreement (this "Amendment") is entered into with reference to the Amended and Restated Reducing Revolving Loan Agreement dated as of March 19, 1996 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront Station, Inc. and Kansas City Station Corporation (collectively, "Borrowers"), Station Casinos, Inc. ("Parent"), the Banks party thereto, Bank of Scotland and Societe Generale, as Co-Agents, and Bank of America National Trust and Savings Association, as Managing Agent (as heretofore amended, the "Loan Agreement"). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

         Borrowers, Parent and the Managing Agent, acting with the consent of the Requisite Banks pursuant to Section 14.2 of the Loan Agreement, agree as follows:

         1. Section 4.4. Section 4.4 of the Loan Agreement is amended by revising the first sentence thereof to read as follows:

            "None of Borrowers has any Subsidiaries, except that Kansas City owns 100% of the outstanding capital stock of Station Casinos Kansas City Restaurants, Inc."

         2. Section 6.1. Section 6.1 of the Loan Agreement is amended by (a) deleting the word "and" at the end of clause (d) thereof and inserting a comma in its place, (b) deleting the period at the end of clause (e) thereof and inserting the word "and" in its place and (c) adding a new clause (f) at the end thereof to read as follows:

            "(f) a Disposition of certain assets of Kansas City to its Wholly-Owned Subsidiary, Station Casino Kansas City Restaurants, Inc. ("SCKCRI"), consisting of licenses, equipment, inventory and other assets related to the provision of alcoholic beverages and related refreshments to patrons of Kansas City; provided that concurrently therewith SCKCRI (i) acknowledges in writing that it is a Restricted Subsidiary under this Agreement, (ii) executes and delivers to the Managing Agent an





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            instrument of joinder, in a form acceptable to the Managing Agent, to the Sibling Guaranty and the Security Agreement and (iii) provides the Managing Agent with such financing statements on Form UCC-1 as the Managing Agent may reasonably request to assure that the Lien created by the Security Agreement on the assets of SCKCRI will, upon the filing thereof with the appropriate Governmental Agency, be a first priority perfected Lien."

         3. Section 9.5. Section 9.5 of the Loan Agreement is amended by (a) deleting the word "and" after clause (c) thereof, (b) adding the word "and" after clause (d) thereof and (c) inserting a new clause (e) at that place to read as follows:

            "(e) Distributions consisting of (i) a dividend to holders of Common Stock comprised of the right to purchase one or more shares or fractions of a share of preferred stock of Parent, which right to purchase is exercisable under certain circumstances involving specified hostile takeover events relating to Parent and (ii) the repurchase or redemption of such rights to purchase for a repurchase or redemption price not exceeding the amount provided for in the articles of incorporation of Parent."

         4. Conditions Precedent. The effectiveness of this Amendment shall be conditioned upon the receipt by the Managing Agent of all of the following, each properly executed by a Responsible Official of each party thereto and dated as of the date hereof:

         a. Counterparts of this Amendment executed by all parties hereto;

         b. Written consents of each of the Sibling Guarantors to the execution, delivery and performance hereof, substantially in the form of Exhibit A to this Amendment; and




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         c. Written consent of the Requisite Banks as required under Section
            14.2 of the Loan Agreement in the form of Exhibit B to this Amendment.

         5. Representation and Warranty. Borrowers represent and warrant to the Managing Agent and the Banks that no Default or Event of Default has occurred and remains continuing.

         6. Consent of Parent. The execution of this Amendment by Parent shall constitute its consent hereto in its capacity as guarantor under the Parent Guaranty.

         7. Confirmation. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

         IN WITNESS WHEREOF, Borrowers and the Managing Agent have executed this Amendment as of August 29, 1997 by their duly authorized representatives.

                                       PALACE STATION HOTEL & CASINOS, INC.
                                       BOULDER STATION, INC.
                                       TEXAS STATION, INC.
                                       ST. CHARLES RIVERFRONT STATION, INC.
                                       KANSAS CITY STATION CORPORATION

                                       By: /s/ GLENN C. CHRISTENSON
                                          ----------------------------
                                          Glenn C. Christenson
                                          Vice President and
                                          Chief Financial Officer

                                       STATION CASINOS, INC.

                                       By: /s/ GLENN C. CHRISTENSON
                                          ----------------------------
                                          Glenn C. Christenson
                                          Executive Vice President and
                                          Chief Financial Officer





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                                       STATION CASINOS, INC.

                                       By: /s/ GLENN C. CHRISTENSON
                                          ----------------------------
                                          Glenn C. Christenson
                                          Executive Vice President and
                                          Chief Financial Officer


                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION, as Managing Agent



                                       By: /s/ JANICE HAMMOND
                                          ----------------------------
                                          Janice Hammond
                                          Vice President





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                             Exhibit A to Amendment

                          CONSENT OF SIBLING GUARANTORS

     Reference is hereby made to that certain Amended and Restated Reducing Revolving Loan Agreement dated as of March 19, 1996 among Palace Station Hotel
& Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront, Inc. and Kansas City Station Corporation (collectively, "Borrowers"), Station Casinos, Inc. ("Parent"), the Banks party thereto, Bank of Scotland and Societe Generale, as Co-Agents, and Bank of America National Trust and Savings Association, as Managing Agent, (as amended, the "Loan Agreement").

     Each of the undersigned hereby consents to the execution, delivery and performance by Borrowers, Parent and the Managing Agent of Amendment No. 7 to the Loan Agreement.

     Each of the undersigned represents and warrants to the Managing Agent and the Banks that the Subsidiary Guaranty remains in full force and effect in accordance with its terms.

Dated: August 29, 1997


GREEN VALLEY STATION, INC.              SOUTHWEST GAMING SERVICES, INC.


By: /s/ GLENN C. CHRISTENSON            By: /s/ BLAKE L. SARTINI
   -----------------------------           ------------------------------



  GLENN C. CHRISTENSON VP CFO              BLAKE L. SARTINI, Secretary
--------------------------------        ----------------------------------
   [Printed Name and Title]                 [Printed Name and Title]




                                        SOUTHWEST SERVICES, INC.

                                        By: /s/ BLAKE L. SARTINI
                                           ------------------------------


                                           BLAKE L. SARTINI, Secretary
                                        ----------------------------------
                                            [Printed Name and Title]




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